Exhibit 4.1

Forms of Fixed Rate Global Notes

Registered
CUSIP No. 40428HTA0
ISIN No. US40428HTA04

Principal Amount $[ ]

Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to Issuer or its agent for registration of transfer, exchange or payment and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR THE INDIVIDUAL DEBT SECURITIES REPRESENTED HEREBY, THIS GLOBAL SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR OF THE DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR.

This Global Security is not a deposit and is not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

HSBC USA INC.

GLOBAL SECURITY

representing

3.750% Senior Notes due May 24, 2024

HSBC USA INC., a Maryland corporation (herein called the “Company,” which term includes any successor corporation under the Indenture hereinafter referred to), for value received hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of $[ ] on May 24, 2024 and to pay interest thereon at a rate per annum equal to 3.750%. The Company will pay interest from May 24, 2022, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on May 24 and November 24 of each year (beginning on November 24, 2022), until the principal hereof is paid or duly provided for. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Holder of this Global Security (or one or more Predecessor Securities) of record at the close of business on the Regular Record Date for such interest, which shall be the fifteenth calendar day (whether or not a Business Day) preceding such Interest Payment Date except that interest payable at maturity shall be paid to the same Person to whom the principal of this Global Security is payable. Interest will be computed on the basis of a 360-day year of twelve 30-day months. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date, and may be paid to the Holder of this Global Security (or one or more Predecessor Securities) of record at the close of business on a Special Record Date fixed by the Trustee for the payment of such defaulted interest, notice whereof shall be given to Holders not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

1

Payment of the principal of this Global Security and, unless otherwise paid as hereinafter provided, the interest (if any) hereon will be made at the office or agency of the Paying Agent in New York, New York or at such other office or agency as designated by the Company, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Company by check mailed to the Person entitled thereto at the address appearing in the Security Register. Additional provisions of this Global Security are set forth on the reverse hereof.

Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee, by manual signature, this Global Security shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

2

IN WITNESS WHEREOF, the Company has caused this Global Security to be duly executed.

HSBC USA INC.

ATTEST:		By:
Name:	Michele Chebli	Name:	Eddy Okhuijsen
Title:	Senior Assistant Corporate Secretary	Title:	Executive Vice President and Regional Treasurer, Americas

CERTIFICATE OF AUTHENTICATION

This is one of the Global Securities of the series designated herein referred to in the within mentioned Indenture.

Dated: May 24, 2022

COMPUTERSHARE TRUST COMPANY, N.A

(as successor to Wells Fargo Bank, N.A.)
as Trustee

By:
Authorized Signatory

[Signature Page to Form of Fixed Rate Senior Note due May 24, 2024]

[Reverse of Note]

HSBC USA INC.
3.750% SENIOR NOTES DUE MAY 24, 2024

This Global Security is one of a duly authorized issue of notes of the Company (herein called the “Notes”), issuable in series, unlimited in aggregate principal amount except as may be otherwise provided in respect of the Notes of a particular series, issued and to be issued under and pursuant to an Indenture dated as of March 31, 2009 (the “Base Indenture”), duly executed and delivered by the Company to Computershare Trust Company, N.A. (as successor to Wells Fargo Bank, National Association), as Trustee (the “Trustee”) (the Base Indenture, as supplemented by the First Supplemental Indenture dated as of March 22, 2012 between the Company and the Trustee, the “Indenture”), and is one of a series designated as 3.750% Senior Notes due May 24, 2024 (herein called the “3.750% Senior Notes”). Reference is hereby made to the Indenture for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders. The 3.750% Senior Notes are general unsecured obligations of the Company.

Interest on the 3.750% Senior Notes will be payable semi-annually on the 24th day of each May and November commencing November 24, 2022 (each an “Interest Payment Date”). Interest payable on each Interest Payment Date will include interest accrued from and including May 24, 2022, or from and including the most recent Interest Payment Date to which interest has been paid or duly provided for to but excluding the next Interest Payment Date. Interest payable prior to maturity will be payable to the Person in whose name a Registered Security is registered at the close of business on the fifteenth calendar day (whether or not a Business Day) preceding an Interest Payment Date. The interest payment at maturity will include interest accrued to but excluding the maturity date and will be payable to the Person to whom principal is payable. If an Interest Payment Date is not a Business Day, such Interest Payment Date shall be postponed to the next succeeding Business Day, and no interest will accrue on the amount so payable for the period from and after the originally scheduled Interest Payment Date. If the maturity date falls on a day that is not a Business Day, payment of principal and interest on the 3.750% Senior Notes will be made on the next day that is a Business Day as if made on the date such payment was due, and no interest will accrue on the amount so payable for the period from and after the maturity date. Postponement as described above will not result in a default under the 3.750% Senior Notes or the Indenture.

“Business Day” means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in the City of New York.

The 3.750% Senior Notes are not redeemable prior to maturity by the Company or at the option of the Holders.

The 3.750% Senior Notes are not entitled to any sinking fund.

The provisions of the Indenture regarding defeasance of the Company’s indebtedness shall apply to the 3.750% Senior Notes.

If any Event of Default with respect to Notes of this series shall occur and be continuing, the principal of the 3.750% Senior Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders under the Indenture at any time by the Company with the consent of the Holders of at least 66 2/3% in aggregate principal amount of the Notes at the time Outstanding of each series which is affected by such amendment or modification, except that certain amendments specified in the Indenture may be made without approval of Holders of the Notes. The Indenture also contains provisions permitting (i) the Holders of 66 2/3% in aggregate principal amount of the Outstanding Notes of any series to waive on behalf of the Holders of such series of Notes compliance by the Company with certain provisions of the Indenture and (ii) the Holders of a majority in aggregate principal amount of the Outstanding Notes of any series to waive certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holders of the 3.750% Senior Notes shall be binding upon such Holders and upon all future Holders of the 3.750% Senior Notes and any Notes issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof whether or not notation of such consent or waiver is made upon such Notes.

No reference herein to the Indenture and no provision of the 3.750% Senior Notes or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on the 3.750% Senior Notes at the times, place and rate, and in the coin or currency prescribed in the 3.750% Senior Notes.

As provided in the Indenture and subject to certain limitations therein set forth, transfer of this 3.750% Senior Note is registrable on the Security Register, upon surrender of this 3.750% Senior Note for registration of transfer at the office or agency of the Company in New York, New York duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new 3.750% Senior Notes, of authorized denominations and for a like aggregate principal amount, will be issued to the designated transferee or transferees.

The 3.750% Senior Notes are issuable only as registered Notes without coupons in denominations of $200,000 or any integral multiple of $1,000 in excess thereof authorized by the Company.

No service charge will be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this 3.750% Senior Note is registered as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes whether or not this 3.750% Senior Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

This 3.750% Senior Note is exchangeable by the Company only if (x) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for this Global Security or if at any time the Depositary ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, and any other applicable statute or regulation, and a successor depositary has not been appointed by the Company within 90 days or (y) the Company in its sole discretion determines that this 3.750% Senior Note shall be exchangeable for certificated 3.750% Senior Notes in registered form; provided, that the certificated 3.750% Senior Notes so issued by the Company in exchange for this permanent Global Security shall be in denominations of $200,000 and any integral multiple of $1,000 in excess thereof and be of like aggregate principal amount and tenor as the portion of this permanent Global Security to be exchanged, and provided further that, unless the Company agrees otherwise, Notes of this series in certificated registered form will be issued in exchange for this permanent Global Security, or any portion hereof, only if such Notes in certificated registered form were requested by written notice to the Trustee or the Securities Registrar by or on behalf of a Person who is the beneficial owner of an interest hereof given through the Holder hereof. Except as provided above, owners of beneficial interests in this permanent Global Security will not be entitled to receive physical delivery of Notes in certificated registered form and will not be considered the Holders thereof for any purpose under the Indenture.

All initially capitalized terms used in this 3.750% Senior Note which are defined in the Indenture have the meanings assigned to them in the Indenture.

ASSIGNMENT FORM

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

Name and Address of Assignee

( )
Social Security Number or other identifying number of Assignee

the within Global Security and all rights thereunder, hereby irrevocably constituting and appointing                                                                                Attorney to transfer said Global Security on the books of the Company, with full power of substitution in premises.

Dated:

NOTICE: The Signature to this Assignment must correspond with the name written upon the face of this Note in every particular, without alteration or enlargement or any change whatever.